UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12
Sadot Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Sadot Group Inc.
295 E. Renfro Street, Suite 209
Burleson, Texas 76028

November 8, 2024

Dear Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Sadot Group Inc., which will be held on December 18, 2024, beginning at 10:00 a.m., Central Time at Hampton Inn and Suites Fort Worth, 13251 Jake Court, Fort Worth, TX 76028.

We have sent stockholders of record at the close of business on October 28, 2024 the Proxy Materials including our Proxy Statement and Annual Report and instructions on how to vote online.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Sadot Group Inc. We look forward to seeing you at the annual meeting.

To be admitted to the Annual Meeting you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting but suggest you vote beforehand.

Proxy materials are being first released or mailed on or about November 8, 2024, to all shareholders entitled to vote at the Annual Meeting.

/s/ Kevin Mohan
Kevin Mohan
Chairman of the Board

Sadot Group Inc.
295 E. Renfro Street, Suite 209
Burleson, Texas 76028

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sadot Group Inc., a Nevada corporation, will be held on November 8, 2024, at 10:00 a.m., Central Time at Hampton Inn and Suites Fort Worth, 13251 Jake Court, Fort Worth, TX 76028.
The Annual Meeting is being held to consider the following proposals:
1.to elect the eleven (11) directors named in this Proxy Statement to hold office until our 2025 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified;
2.to ratify, the appointment of Kreit & Chiu CPA LLP (“Kreit”) as our independent registered public accounting firm for 2024;
3.to approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.to recommend, on an advisory basis, a one, two or three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation; and
5.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on October 28, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Proxy Statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 9:00 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy. For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote via internet (preferred), or date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.
Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed on or about November 8, 2024 to all stockholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each record stockholder, we may furnish proxy materials by providing internet access to those documents. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.

By Order of the Board of Directors

/s/ Michael Roper
Burleson, Texas	Michael Roper
November 8, 2024	Chief Executive Officer
This Proxy Statement is first being distributed or made available, as the case may be, on or about November 8, 2024.
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	4
PROPOSAL NO. 1 ELECTION OF DIRECTORS	10
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
PROPOSAL NO. 3 APPROVAL ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	18
PROPOSAL NO. 4 RECOMMENDATION, ON AN ADVISORY BASIS, A ONE, TWO OR THREE YEAR FREQUENCY WITH WHICH THE COMPANY SHOULD CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	19
EXECUTIVE COMPENSATION	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
CERTAIN TRANSACTIONS WITH RELATED PERSONS	36
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	40
OTHER MATTERS	40
HOUSEHOLDING	40
2023 ANNUAL REPORT	41

Sadot Group Inc.
295 E. Renfro Street, Suite 209
Burleson, Texas 76028

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2024

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2023 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Sadot Group Inc. (the “Company,” “Sadot Group,” “we,” “us,” or “our”), in connection with our 2024 annual meeting of stockholders (the “Annual Meeting”).
EXPLANATORY NOTE

On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Stock Split”), which became effective 12:01 am eastern on October 18, 2024. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who were entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock.

Our Common Stock began trading on the Nasdaq Capital Market on a post-reverse split basis at the open of business on October 18, 2024.

All information in this Proxy Statement gives effect to the Reverse Stock Split and all share amounts and exercise or conversion prices have been adjusted to reflect the Reverse Stock Split.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on December 18, 2024 at 10:00 a.m., Central Time at Hampton Inn and Suites Fort Worth, 13251 Jake Court, Fort Worth, TX 76028.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
•Proposal No. 3: The approval, on an advisory basis, the compensation of the Company’s named executive officers.
•Proposal No. 4: To recommend, on an advisory basis, a one, two or three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation.

Notice of Internet Availability (Notice and Access)

Instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials via the Internet. This reduces both the costs and the environmental impact of sending our proxy materials to our stockholders. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote in person.

If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual stockholder meetings.

The Notice of Internet Availability is first being sent to stockholders on or about November 8, 2024. Also on or about November 8, 2024, we will first make available to our stockholders this Proxy Statement and the form of proxy relating to the 2024 Annual Meeting filed with the SEC on November 8, 2024.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement was filed with the SEC, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What is included in these materials?

These materials include:

•this Proxy Statement for the Annual Meeting;
•the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
•if you requested printed versions of these materials by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on October 28, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 5,742,441 shares of our common stock (on a post reverse split basis) issued and outstanding and entitled to vote. On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect a the Reverse Stock Split, which became effective 12:01 am eastern on October 18, 2024. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who were entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of one-third in voting power of our capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are four ways to vote by proxy:

•by Telephone—You can vote by telephone by calling 1-800-690-6903 following the instructions on the proxy card;
•by Internet (preferred) -You can vote over the Internet at www.proxyvote.com and follow the instructions set forth on the internet site or scan the QR code with your smartphone. Have your proxy card available when you access the web page;
•by Mail-You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•In Person - You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Central Time, on December 17, 2024.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

• view the Company’s proxy materials for the Annual Meeting on the Internet;
• request hard copies of the materials; and
• instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual stockholder meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be held at December 18, 2024. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•FOR the nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
•FOR the approval, on an advisory basis, the compensation of the Company’s named executive officers.
•FOR to recommend, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR THE NOMINEE” “WITHHOLD AUTHORITY FOR THE NOMINEE”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes

Proposal No. 3: Approval, on an advisory basis, of the executive compensation of the Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 4: To recommend, on an advisory basis, a one, two or three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation.	The result of the advisory vote on the frequency of future shareholder advisory votes on executive compensation will be determined by which of the options (i.e., every year, every two years or every three years) receives a plurality of the votes cast.	“EVERY YEAR” “EVERY TWO YEARS” “EVERY THREE YEARS” “ABSTAIN”	None(2)	No(1)

(1)Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than December 17, 2024;
•by telephone by dialing 1-800-690-6903 using a touchtone telephone and following the recorded instructions

•voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Central time, on December 17, 2024;
•submitting a properly signed proxy card with a later date that is received no later than December 17, 2024; or
•attending the Annual Meeting, revoke your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

Our board of directors currently consists of eleven (11) directors. We have nominated the below eleven (11) directors to serve for the following year. Our articles of incorporation, as amended, provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Nominees for Director

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information as of November 2, 2024 for each nominee for director, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

Kevin Mohan. Mr. Mohan has been Chairman of the Board and Chief Investment Officer of the Company since May 2018, where he was pivotal in transforming the company's leadership and strategic direction. He successfully recruited a new executive management team and guided the company through its Initial Public Offering (IPO) in 2019. During his tenure, Mr. Mohan initiated several financial strategies, including the landmark agreement with Aggia LLC FZ, resulting in the formation of Sadot LLC. Under this new structure, the Company achieved extraordinary growth, with topline sales increasing from $10 million to over $550 million and net income surpassing $11 million in the first year. Mr. Mohan brings over two decades of experience in C-level roles across various industries, including capital markets, real estate, private equity, and commodities trading, where he was a licensed trader in the early 2000s. His diverse background, combined with his strategic leadership, positions him as an invaluable asset in driving long-term success and growth for Sadot Group. Based on his experience as an entrepreneur and as a result of his role as an executive with Sadot Group, we have deemed Mr. Mohan fit to serve on the Board and as Chairman of the Board.

Jeff Carl. With 30+ years of international management experience, Mr. Carl brings a global perspective to Sadot Group. Since February 2017, Mr. Carl has been an independent growth strategies consultant to the hospitality, retail and packaging industries. Mr. Carl has previously served as Chief Marketing Officer for several private and publicly-held companies including the Tavistock Group’s restaurant holdings and McDonald’s Corporation (Canada, Latin America). As Corporate Vice President for McDonald’s he led design and manufacturing of the Company’s global toy program, producing 1.8 billion toys annually across 50+ factories in Asia. Earlier in his career, Mr. Carl served as Managing Director of Creata Inc., a global marketing and manufacturing consultancy supporting Nestlé, Kellogg’s, the Coca-Cola Company and McDonald’s. Mr. Carl received a BA from Wake Forest University and an MBA from University of North Carolina, Chapel Hill. Based on his global management experience and due to the fact that he has held senior-level executive positions with multi-national organizations, we have deemed Mr. Carl a fit to serve on the Board.
Stephen A. Spanos. Mr. Spanos has provided financial and accounting consulting services for both privately held and public companies. From 2009 to 2013, Mr. Spanos served as the Chief Financial Officer of Orion Seafood International, Inc., a marketer of frozen lobster products, and as the Controller of Reef Point Systems, a provider of security solutions for converged wireless and wireline networks in the United States, from 2005 to 2013. Mr. Spanos served as an audit manager for BDO USA, LLP and as an auditor for Ernst & Young. Mr. Spanos received his MBA and BS in Business Administration, Accounting and Finance from Boston University.

Benjamin Petel. Mr. Petel has been engaged as a Business Development Specialist in the global agricultural commodity trading field for the past decade. His experience spans across the various aspects of international commodity trading, finance and operations. In addition, Mr. Petel has worked in other fields as a Business Development and strategic networking expert, initiating and executing multi-million dollar projects across the globe. Since 2019, Mr. Petel has been engaged as a Business Development Specialist and consultant to various agriculture and food companies in capacities ranging from corporate finance and M&A to commercial development and operational control. In addition, from 2015 and until 2019, Mr. Petel served as a strategic networking specialist in various fields and industries. Mr. Petel received a Bachelor of Arts in Business Administration and General Management from Bar-Ilan University in 2014. Based on his experience within the commodity trading industry, the Company has deemed Mr. Petel as a fit to serve on the Board.
Na Yeon (“Hannah”) Oh. Ms. Oh is an expert strategist, advisor and an investor across climate and agri-food-water sector, after having spent 15 years as corporate executive at Bayer where she held various roles in public affairs, marketing, supply chain and commercial operations. She also serves as a board member to sustainable mineral fertilizer company listed in TSX. Her expertise includes sustainability, impact investing, blockchain and AI led decarbonization measurement reporting and verification, go-to-market and commercialization strategies. Ms. Oh graduated from Macalester College with a BA in Economics and Asian Studies. Based on her experience within the agri-food industry, the Company has deemed Ms. Oh as a fit to serve on the Board.
Ray Shankar. Mr. Shankar has been a Partner since 2019 at Oon & Bazul LLP, a prominent regional law firm where he manages the Private Wealth and Family Office Practice. He routinely advises ultra-high net worth families on the structuring of their family offices, tax and immigration incentive applications as well as legacy planning. Mr. Shankar specializes in advising on the establishment of family offices, which includes legacy and estate planning, wills, trusts, family charters/constitutions, tax efficient structures and succession planning. Prior to joining Oon & Bazul LLP, Mr. Shankar served as the Managing Director of Ring City Limited, a group of operating companies in various sectors. Mr. Shankar received his Bachelor of Laws (LLB) from the National University of Singapore. Based on his legal, finance and business experience, the Company has deemed Mr. Shankar as a fit to serve on the Board.
Marvin Yeo. Mr. Yeo is an experienced executive with over 25 years of experience in finance, strategy and entrepreneurship. From 2014 through present, Mr. Yeo has served as the founding partner of Golden Rock Capital, a pan-Asia focused strategic advisory firm that focuses on mergers and acquisitions, corporate finance and private equity. Prior to founding Golden Rock Capital, Mr. Yeo held a number of rolls with Frontier Investment & Development Partners, Asian Development Bank, Barclays Capital, Nomura International and Deutsche Bank. Mr. Yeo received his Bachelor of Engineering from Monash University, Chartered Financial Analyst certificate from the CFA Institute and an MBA from Insead. Based on his finance and business experience, the Company has deemed Mr. Yeo as a fit to serve on the Board.
Paul Sansom. Mr. Sansom is an experienced international executive with recent achievements in high growth business start-ups, Series A fund raising and restructuring. Currently Mr. Sansom serves as a Board member and Chief Financial Officer of InterGen Limited a privately owned power producing business in the UK. In addition he is senior partner with Energy Captal Group a Private Equity business based in the Middle East. Previously Mr. Sansom has served as the Chief Financial Officer and Chief Operating Officer for HMS Services Sarl, a single-family office. From 2016 through 2019, Mr. Sansom served as the General Manager for Al Ghurair Projects based in Dubai. Prior to 2016, Mr. Sansom held roles with Viking Services, Brightpoint Inc. and PepsiCo International. Mr. Sansom serves as the Audit Chair for Immensa International. Mr. Sansom received a BA in Economics from the City of London and is a qualified UK Chartered Management Accountant. Based on his start-up, finance and business experience, the Company has deemed Mr. Sansom as a fit to serve on the Board.
Mark McKinney. Mr. McKinney brings more than 30 years of domestic and international C-Level experience across various industries, six countries and three continents. Most recently, Mr. McKinney served as Chief Operating Officer of Local Bounti, a leading Ag-tech company specializing in indoor farming. During his tenure, Mr. McKinney was instrumental in the successful execution of the company’s initial public offering on the NYSE, establishing Local Bounti as a key player in the industry. Prior to Local Bounti, from 2018 to 2021, Mr. McKinney was Chief Operating Officer at Fruit Growers (Sunkist Cooperative) where he managed multiple business verticals and supply chain operations supporting 39 packing houses and thousands of Sunkist growers. From 2015 through 2017, Mr. McKinney was CEO of Al Ghurair Foods, where he managed nine business lines with operations in four countries. From 1993 to 2015, Mr. McKinney served in various senior roles at the Dole Food Company, including Senior Director positions in Dole Asia, Ltd. and Dole Europe S.A., President and Managing Director of Dole Thailand and President of Dole Packaged Foods Asia. Mr. McKinney’s career includes several Board and Advisory roles. He holds an MBA from Claremont University’s Peter F. Drucker Graduate Management Center and a Bachelor of Science degree in Chemical Engineering from California Polytechnic University, Pomona. Based on his international, supply chain support and business experience, the Company has deemed Mr. McKinney as a fit to serve on the Board.

David Errington. Mr. Errington brings more than 20 years of experience in Sustainability and Environmental Sector with 13 years regional expertise in the Gulf Cooperation Council, including KSA, Bahrain, Qatar, Kuwait, UAE and Oman. Since January 2020, Mr. Errington has worked in various senior management roles within the Saudi Investment Recycling Company and is currently providing executive support as an operations consultant. From January 2014 through December 2019, Mr. Errington was employed by Ecolog International FZE, a leading provider of supply chain, construction, technology, facility management and environmental services, providing turnkey and customized solutions to governments and defense, humanitarian organizations and commercial clients in the sectors of oil & gas, mining, energy and infrastructure projects. Mr. Errington received a BSc (Hons) Chemistry from the University of Durham. Based on his sustainability and environmental sector business experience, the Company has deemed Mr. Errington as a fit to serve on the Board.
Ahmed Kahn, EngD. Dr. Khan brings more than 15 years of experience in research and development (R&D) and operations, with experience in various sectors, including environment & sustainability management & the automotive sector. Most recently, Dr. Khan led a team of engineers and laboratories at Saudi Investment Recycling Company, which advises government agencies on waste management strategies and ensures compliance with regulatory bodies, and is responsible for developing and executing sustainability, carbon reduction and circular economy initiatives and programs. Currently Dr Khan has a particular focus on solutions that address water scarcity, food security, resource recovery and carbon capture as well as having an in-depth knowledge in GHG Emissions Accounting and Carbon Credits. Dr. Khan holds a Doctorate in Biochemical Engineering. Based on his research and development and environmental management experience, the Company has deemed Dr. Khan as a fit to serve on the Board.

Information Concerning the Board and Corporate Governance

Meetings of the Board of Directors

The board of directors met five times during the fiscal year ended December 31, 2023. The audit committee met four times, the compensation committee met two times and the nominating and corporate governance committee met eight times. Each member of the board of directors, attended at least 75% of the aggregate number of meetings of our board of directors, provided that one director only attended at least 60%. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Board Diversity

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Governance Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The chart below provides certain information regarding the diversity of the Board as of November 2, 2024.

Total Number of Directors	11
	Male	Female	Gender undisclosed
Part I: Gender Identity
Directors	10	1	—
Part II: Demographic Background
White	6	—	—
Asian	2	1	—
Two or more races or ethnicities	1	—	—
Did not disclose demographic background	1	—	—
LGBTQ+	—	—	—

Board Leadership Structure and Board’s Role in Risk Oversight

Kevin Mohan is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our Company. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance policies. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Independence of Board of Directors and its Committees

Our stock (symbol: SDOT) is listed on the NASDAQ capital market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of eleven (11) members. Our board of directors has determined that Jeff Carl, Stephen Spanos, Ray Shankar, Mark McKinney, David Errington, Marvin Yeo, Paul Sansom and Dr. Ahmed Kahn, qualify as independent directors in accordance with the Nasdaq Capital Market (“Nasdaq”) listing requirements. Kevin Mohan, Benjamin Petel, and Hannah Oh are not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board of Directors
The Board of Directors has already established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), a Sustainability Committee (the "Sustainability Committee") and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.
Audit Committee
The Audit Committee has three members, including Messrs. McKinney, Spanos and Sansom. Mr. Spanos serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.
Our Audit committee is authorized to:
•approve and retain the independent auditors to conduct the annual audit of our financial statements;
•review the proposed scope and results of the audit;
•review and pre-approve audit and non-audit fees and services;
•review accounting and financial controls with the independent auditors and our financial and accounting staff;
•review and approve transactions between us and our directors, officers and affiliates;
•recognize and prevent prohibited non-audit services; and
•establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.
Compensation Committee
The Compensation Committee has three members, including Messrs. Carl, McKinney and Shankar. Mr. Shankar serves as the chairman of the Compensation Committee.
Our Compensation Committee is authorized to:
•review and determine the compensation arrangements for management;
•establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•administer our stock incentive and purchase plans;
•oversee the evaluation of the Board of Directors and management; and
•review the independence of any compensation advisers.
Sustainability Committee
The Sustainability Committee has three members, including Messrs. Petel, Yeo, and Ms. Oh. Mr. Petel serves as the chairman of the Sustainability Committee.

Our Sustainability Committee's duties include reviewing and making recommendations to the Board on, the Company's policy and performance in relation to sustainability-related matters, including:
•health and safety;
•process safety;
•the environment;
•climate change;
•human rights;
•historical cultural heritage and land access;
•community relations;
•ESG and impact initiatives and implementation.
Nominating and Corporate Governance Committee
The Governance Committee has three members, including Messrs. Errington, Khan and Shankar. Mr. Errington serves as the chairman of the Governance Committee.
The functions of our Governance Committee, among other things, include:
•identifying individuals qualified to become board members and recommending director;
•nominees and board members for committee membership;
•developing and recommending to our board corporate governance guidelines;
•review and determine the compensation arrangements for directors; and
•overseeing the evaluation of our board of directors and its committees and management.
Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee, at any time, has been one of our officers or employees. Except for Mr. Mohan, none of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Stockholder Communications with the Board of Directors

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Required Vote

The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all the nominees described above.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 12, 2024, the Board appointed Kreit & Chiu CPA LLP (“Kreit”) to serve as our independent registered public accounting firm for the year ending December 31, 2024.

The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of Kreit & Chiu CPA LLP. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and our stockholders. If the appointment is not ratified, the Board will consider its options.

Principal Accountant Fees and Services

Kreit & Chiu CPA LLP served as our independent registered public accountants for the years ended December 31, 2023 and 2022.
The following is a summary of the fees billed or expected to be billed to us by Kreit & Chiu CPA LLP for the fiscal year ended December 31, 2023 and 2022:

	2023	2022
	$'000	$'000
Audit fees	277	265
Audit-related fees (1)	-	2
Tax fees (2)	-	-
All other fees (3)	-	-
	277	267
1.Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”
2.Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.
3.All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our independent registered public accounting firm during the years ended December 31, 2023 and 2022. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by Kreit.
Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding, advisory vote to approve of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

Please read the “Executive Compensation” beginning on page 22 for additional details about our executive compensation program, including information about the fiscal year 2023 compensation of our named executive officers. We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to vote for or against approval of the compensation of the named executive officers that is disclosed in this Proxy Statement by voting on the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2023 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it is not binding on either the Board of Directors or the Company. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.
Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the compensation disclosed in this proxy statement of the Company’s Executive Officers.

PROPOSAL NO. 4

TO VOTE, ON AN ADVISORY BASIS, THE PREFERRED
FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE
COMPENSATION, REFERRED TO AS “SAY-ON-FREQUENCY”

Section 14A of the Securities Exchange Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, which we refer to as say-on-frequency. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future say-on-pay votes once every year, every two years or every three years. Stockholders, if they wish, also may abstain from casting a vote on this proposal.

After careful consideration, our Board of Directors has determined that a say-on-pay vote on executive compensation once every three years is the best approach for the Company, and therefore our Board recommends that you vote for a three-year interval between the say-on-pay votes.

Our Board of Directors recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every three years will provide our stockholders with adequate input. The Board believes that a three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation. Any stockholder who desires to provide input before the expiration of three years is welcome to contact the Board.

As with your vote on Proposal 3 above, your vote on this Proposal 4 is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Board and our Compensation Committee value the opinions of our stockholders and we will take our stockholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

Required Vote

The result of the advisory vote on the frequency of future shareholder advisory votes on executive compensation will be determined by which of the options (i.e., every year, every two years or every three years) receives a plurality of the votes cast.
Board Recommendation

The Board of Directors unanimously recommends that stockholders vote to approve the say-on-pay on executive compensation every three years.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of November 2, 2024. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)
Kevin Mohan	50	Chief Investment Officer and Chairman of the Board
Michael J. Roper	60	Chief Executive Officer and Secretary
Jennifer Black	43	Chief Financial Officer
Kenneth Miller	55	Chief Operating Officer
Aimee Infante	38	Chief Marketing Officer

See page 10 of this Proxy Statement for Kevin Mohan’s biography.

Michael J. Roper. Mr. Roper has served as Chief Executive Officer, of Sadot Group, Inc. since May 1, 2018. Mr. Roper, along with the executive management team, led the Company’s IPO in 2019. In 2022, he led the efforts in a transformational strategic shift of the company operations from a US centric restaurant brand operator and franchisor to a growing participant in the global agri-commodity supply chain. Mr. Roper has unique experience ranging from owning and operating several franchise locations through the corporate executive levels. From May 2015 through October 2017, Mr. Roper served as Chief Executive Officer of Taco Bueno where he was responsible for defining strategy and providing leadership to 162 company-owned and operated locations along with 23 franchised locations. From March 2014 through May 2015, Mr. Roper served as the Chief Operating Officer of Taco Bueno and from July 2013 through March 2014 as the Chief Development and Technology Officer of Taco Bueno. Prior to joining Taco Bueno, Mr. Roper was a franchise owner and operator of a IMS Barter franchise and held several roles with Quiznos Sub from 2000 to 2012 starting as a franchise owner and culminating in his appointment as the Chief Operating Officer/Executive Vice President of Operations in 2009. Mr. Roper received a Bachelor of Science in Business and General Management from Northern Illinois University.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Roper fit to serve as our principal executive officer.
Kenneth Miller. Mr. Miller has served as Chief Operating Officer of Sadot Group, Inc. since September 26, 2018. Mr. Miller has served in the restaurant business for an extensive portion of his career. Prior to joining us as Chief Operating Officer in September 2018, Mr. Miller served as the Senior Vice President of Operations for Dickey’s BBQ Restaurant from April 2018 through September 2018 and in various capacities with Taco Bueno Restaurants, LP from October 2013 through April 2018 culminating in the position of Senior Vice President of Operations. Mr. Miller received a Bachelor of Arts in Business/Exercise Science from Tabor College in 1991.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Miller fit to serve as our Chief Operating Officer.
Jennifer Black. Ms. Black has served as Chief Financial Officer of Sadot Group, Inc. since January 2, 2022. Ms. Black is an experienced Chief Financial Officer with a demonstrated history of working with public and private equity backed organizations. Prior to joining the Company, from September 2018 through December 2021, Ms. Black served as the Chief Financial Officer for Eagle Pressure Control LLC (“Eagle”) and Talon Pressure Control, oilfield service companies. From October 2015 through September 2018, Ms. Black served as the Controller for AG Resource Management, a private equity backed agriculture lending company, and as the Controller for Basic Energy Services, an oil and gas services company, from January 2013 through October 2015. Ms. Black has also held various other roles including Vice President of SEC reporting with OMNI American Bank and Audit Manager with RSM McGladrey. In November 2020, Eagle, as a result of various events including an oil and gas work related incident, decline of oil and gas prices and the impact from COVID-19, filed for bankruptcy protection under Subchapter V under Chapter 11 in the US Bankruptcy Court, Southern District of Texas (Houston) (Bankruptcy Petition #: 20-35474). Ms. Black is a Certified Public Accountant. Ms. Black received a Master of Business Administration from Jack Welch Management Institute in 2018 and Bachelor of Science in Accounting and Finance from Texas Tech University in 2003.

Based on her education and extensive experience in the financial and accounting industries, we have deemed Ms. Black fit to serve as our Chief Financial Officer.

Aimee Infante. Ms. Infante has served as the Chief Marketing Officer of Sadot Group, Inc. since May 6, 2019. Ms. Infante had previously served as the Vice President of Marketing of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, she was the Vice President of Marketing of Muscle Maker Brands Conversion, Inc. From February 2016 through June 5, 2017, she served as the Vice President of Marketing of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through January 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014. Ms. Infante holds a Bachelor of Science in Marketing from Rider University.

Based on her education and extensive experience in the restaurant/franchise industry, we have deemed Ms. Infante fit to serve as our Chief Marketing Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2023 and 2022 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2023 and whose total compensation for the 2023 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2023, (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the "Named Executive Officers”):

	Year	Salary	Bonus [1]	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Michael J. Roper	2023	350	225	131 [2]	76 [3]	-	-	-	782
Chief Executive Officer of Sadot Group Inc.	2022	350	175	-	24 [4]	-	-	-	549

Jennifer Black	2023	264	225	65 [5]	76 [6]	-	-	-	630
Chief Financial Officer of Sadot Group Inc.	2022	186	95	11	10 [7]	-	-	-	302

Kevin Mohan	2023	200	200	131 [8]	76 [9]	-	-	-	607
Chief Investment Officer of Sadot Group Inc.	2022	196	150	-	18 [10]	-	-	-	364

(1) Bonuses are earned in the year noted and paid out within the first three months of the subsequent year.
(2) Michael Roper was granted restricted stock awards on December 19, 2023, to acquire 30,000 shares of common stock, vesting quarterly over twelve quarters, commencing March 31, 2024.
(3) Michael Roper was granted a stock options to acquire a 3,108 shares and 6,893 shares of common stock on May February 27, 2023 and March 15, 2023, respectively.
(4) Michael Roper was granted a stock option to acquire 10,000 shares of common stock on May 2, 2022.
(5) Jennifer Black was granted restricted stock awards on December 19, 2023, to acquire 15,000 shares of common stock, vesting quarterly over twelve quarters, commencing March 31, 2024.
(6) Jennifer Black was granted a stock option to acquire 10,000 shares of common stock on February 27, 2023
(7) Jennifer Black was granted a stock options to acquire 2,000 shares and 2,500 shares of common stock on May 2, 2022 and October 10, 2022, respectively.
(8) Kevin Mohan was granted restricted stock awards on December 19, 2023, to acquire 30,000 shares of common stock, vesting quarterly over twelve quarters, commencing March 31, 2024.
(9) Kevin Mohan was granted a stock option to acquire 7,500 shares of common stock on February 27, 2023.
(10) Kevin Mohan was granted a stock option to acquire 10,000 shares of common stock on May 2, 2022.

A summary of option activity during the years ended December 31, 2023 and 2022 is presented below:

	Weighted-average exercise price	Number of options	Weighted-average remaining life (in years)	Aggregate intrinsic value
	$			$’000
Outstanding, December 31, 2021	50.00	10,000	1.91	—
Issued	4.10	33,750	4.40	12
Exercised	—	—	N/A	—
Forfeited	—	(2,500)	N/A	—
Outstanding, December 31, 2022	15.23	41,250	3.53	—
Expected to vest, December 31, 2022	4.10	29,688	5.21	—
Exercisable, December 31, 2022	35.90	14,438	1.98	—
Issued	15.05	60,000	5.42	156
Exercised	—	—	N/A	—
Forfeited	33.94	(18,500)	N/A	—
Outstanding, December 31, 2023	10.94	82,750	4.26	—
Expected to vest, December 31, 2023	11.36	60,561	4.23	—
Exercisable, December 31, 2023	9.79	22,190	4.34	—
On February 27, 2023, we issued options to purchase an aggregate of 53,107 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.
On March 15, 2023, we issued options to purchase 6,893 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.
On November 27, 2023, there were 10,000 shares forfeited upon the expiration of the options.
On December 21, 2023, there were 8,500 shares forfeited upon the departure of board members.

Employment Agreements
Michael Roper
On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $0.4 million. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Mr. Roper received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated.
Jennifer Black
On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $0.3 million. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Ms. Black received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months on November 16, 2024, and all equity compensation shall be fully accelerated.
Kenneth Miller
On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $0.3 million. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated.
Kevin Mohan
On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $0.2 million. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Mr. Mohan received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated.
Aimee Infante
On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $0.2 million. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated.

Elements of Compensation

Base Salary

Messrs. Roper, Black, Miller, Mohan and Infante received a fixed base salary in an amount determined in accordance with their then employment agreement with Sadot Group Inc., and based on a number of factors, including:

•The nature, responsibilities and duties of the officer’s position;
•The officer’s expertise, demonstrated leadership ability and prior performance;
•The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
•The competitiveness of the market for the officer’s services.

Bonus

Messrs. Roper, Mohan, Miller, and Mmes. Black and Infante earned discretionary performance-based bonuses during the years ended December 31, 2023, and 2022, pursuant to their employment agreements.
Restricted Stock Award
In fiscal year 2023, we issued 75,000 shares of our restricted common stock, with a fair value of $0.3 million, to three members of our executive team.

Stock Award

On May 2, 2022, we issued options to purchase an aggregate of 28,750 shares of our common stock. The options had an exercise price of $4.10 per share and vest ratably over 20 quarters with the first vesting occurring on June 30, 2022.
On October 10, 2022, we issued options to purchase 2,500 shares of our common stock. The options had an exercise price of $4.10 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.
On February 27, 2023, we issued options to purchase an aggregate of 38,103 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.
On March 15, 2023, we issued options to purchase 6,893 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.

Equity Incentive Plans
2021 Plan
The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 150,000 shares of common stock for issuance. As of December 31, 2023, 65,643 shares have been issued and 84,357 option to purchase shares have been awarded under the 2021 Plan.
2023 Plan
The Company’s board of directors and shareholders approved and adopted on February 28, 2023 the 2023 Equity Incentive Plan (“2023 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2023 Plan, the Company reserved 250,000 shares of common stock for issuance. As of December 31, 2023, 242,404 shares of common stock for issuance have been issued and 6,893 option to purchase shares have been awarded under the 2023 Plan.
2024 Plan
The Company’s board of directors and shareholders approved and adopted on October 27, 2023 the 2024 Equity Incentive Plan (“2024 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2024 Plan, the Company reserved 750,000 shares of common stock for issuance. As of December 31, 2023, no shares have been issued under the 2024 Plan.

Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the Plan. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan, (v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized

Up to approximately 150,000 shares of common stock may be issued pursuant to awards granted under the 2021 Plan, 250,000 under the 2023 Plan and 750,000 under the 2024 Plan.
If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the Common Stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.
If there is any change in the Company’s corporate structure, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Plan, the number of shares covered by Awards then outstanding under the Plan, the limitations on Awards under the Plan, the exercise price of outstanding Options and such other equitable substitution or adjustments as it may determine appropriate.
The Plan has a term of ten years and no further Awards may be granted under the Plan after that date.
Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards

The Committee will be authorized to grant any Award under the Plan in the form of a Performance Compensation Award exempt from the requirements of Section 162(m) of the Code by conditioning the vesting of the Award on the attainment of specific performance criteria of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee. The Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate profit measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised Awards will terminate; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option Exercise Price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income.

The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of Options to covered employees. In addition, the Plan is designed to permit certain Awards of Restricted Stock, Restricted Stock Units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Plan will depend on a number of factors, including the Fair Market Value of the shares of common stock on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

The Company’s directors may grant Awards under the Plan to themselves as well as to the Company’s officers and other employees, consultants and advisors.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2023, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	No. of securities to be issued upon exercise of outstanding options under the plan	Weighted-average exercise price of outstanding options under the plan	No. of securities remaining available for future issuance
		$
2024 Equity compensation plans approved by security holders	—	—	750,000
2023 Equity compensation plans approved by security holders	6,893	15.05	—
2021 Equity compensation plans approved by security holders	84,357	10.14	—
Equity compensation plans not approved by security holders	—	—	—
Total	91,250	10.59	750,000

Director Compensation
Through the third quarter of 2022 the board members were eligible for cash compensation of $12.0 thousand per year to be paid quarterly within 30 days of the close of each quarter. On November 11, 2022, the board of directors approved a new board compensation plan that would increase the cash compensation to $22.0 thousand to be paid quarterly within 30 days of the close of each quarter, which was retroactively applied for the full fourth quarter of 2022.
In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8.0 thousand in value of common stock per year for service as director, $6.0 thousand in value of shares of common stock per year for service on each committee and $4.0 thousand in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

On March 26, 2024, the Board of Directors approved an updated compensation structure for members of the Board. The updated compensation structure provides that each member will receive $22.0 thousand in annual cash compensation consisting of $22.0 thousand in cash fees as well as 10,000 shares of common stock. Further, each committee member will receive an additional $6.0 thousand per year. The chairperson of the below committees will receive additional annual compensation:

•Chairperson of the Audit Committee will receive an additional $4.0 thousand in cash and 1,000 shares of common.
•Chairperson of the Compensation Committee will receive an additional $4.0 thousand in cash and 600 shares of common stock.
•Chairperson of the Governance and ESG Committees will receive an additional $4.0 thousand in cash and 400 shares of common stock.
Kevin Mohan is an employee-director and does not receive compensation for serving in his role as a director or Chairman of the Board.
The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2023:

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Stephen A. Spanos	22	37	38	—	—	—	97
A.B. Southall III	22	33	38	—	—	—	93
Paul L. Menchik	22	43	38	—	—	—	103
Jeff Carl	22	43	38	—	—	—	103
Major General (Ret) Malcolm B. Frost	22	33	38	—	—	—	93
Phillip Balatsos	22	39	38	—	—	—	99
Benjamin Petel	17	58	—	—	—	—	75
Na Yeon (“Hannah”) Oh	13	4	—	—	—	—	17
Ray Shankar	13	4	—	—	—	—	17
Marvin Yeo	10	4	—	—	—	—	14
Paul Sansom	10	4	—	—	—	—	14
Mark McKinney	7	2	—	—	—	—	9
David Errington	7	2	—	—	—	—	9
Dr. Ahmed Khan	7	2	—	—	—	—	9

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of November 2, 2024 by:

•each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible on or before a date that is 60 days after November 2, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Sadot Group, Inc., 295 E. Renfro Street, Suite 209, Burleson, Texas 76028.
The percentage ownership information shown in the column labeled “Percentage of shares outstanding” is based upon 5,742,441 shares of common stock outstanding (on a post Reverse Stock Split basis) as of November 2, 2024. On October 9, 2024, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who were entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock.

Name of beneficial owner	Number of shares beneficially owned (1)	Percentage of shares outstanding prior to offering (1)
5% Stockholders:
Aggia LLC FZ (2)	675,163	11.76%
Raymond and Beck Graf (3)	346,751	6.04%
Directors and Named Executive Officers:
Kevin Mohan (4)	73,875	1.29%
Michael J. Roper (5)	74,097	1.29%
Jennifer Black (6)	36,700	*
Kenneth Miller (7)	9,965	*
Aimee Infante (8)	5,849	*
Stephen Spanos (9)	26,127	*
Jeff Carl (10)	26,438	*
Ray Shankar (11)	11,616	*
Hannah Oh (12)	11,016	*
Benjamin Petel (13)	31,540	*
Marvin Yeo (14)	10,937	*
Paul Sansom (15)	10,937	*
Mark McKinney (16)	10,815	*
David Errington (17)	13,915	*
Dr. Ahmed Khan (18)	11,089	*
All executive officers and directors as a group (15 persons)	364,916	6.35%

*denotes less than 1%

1.Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon (i) the exercise of stock options that will become exercisable within 60 days of November 2, 2024, (ii) the conversion of the convertible promissory notes into shares of our common stock, and (iii) the exercise of warrants that will become exercisable within 60 days of November 2, 2024. Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).
2.Aggia LLC FZ beneficially owns 675,163 shares of common stock of the Company.

3.Raymond and Becky Graf beneficially own 346,751 shares of common stock of the Company
4.Kevin Mohan beneficially owns (i) indirectly 559 shares of common stock of the Company through various family members that reside in the same household as Kevin Mohan and (ii) directly 61,891 shares of common stock of Sadot Group Inc, for serving in various roles in the Company, (iii) 3,300 shares of common stock of the Company purchased on the open market and (iv) directly 8,125 shares of vested but unexercised stock options.
5.Michael J. Roper beneficially owns directly 74,097 shares of common stock of the Company (i) 58,795 shares of common stock of Sadot Group Inc. for serving as the Chief Executive Officer of the Company and (ii) 5,800 shares of common stock of the Company purchased on the open market and (iii) 9,502 shares of vested but unexercised stock options.

6.Jennifer Black beneficially owns directly 36,700 shares of common stock of the Company (i) 26,395 shares of common stock of Sadot Group Inc. for serving as the Chief Financial Officer of the Company, (ii) 4,080 shares of common stock of the Company purchased on the open market and (iii) 6,225 shares of vested but unexercised stock options.
7.Kenneth Miller beneficially owns directly 9,965 shares of common stock of the Company (i) 3,215 shares of common stock of the Company for serving as Chief Operating Officer of the Company, (ii) 1,000 shares of common stock of the Company purchased on the open market and (iii) 5,750 shares of vested but unexercised stock options.
8.Aimee Infante beneficially owns directly 5,849 shares of common stock of the Company (i) 261 shares of common stock for serving as the Chief Marketing Officer of the Company, (ii) 250 shares of common stock of the Company purchased on the open market and (iii) 5,338 shares of vested but unexercised stock options.
9.Stephen Spanos beneficially owns directly 26,127 shares of common stock of the Company (i) 23,597 shares of common stock of the Company for services rendered as a board of director member, (ii) 1,530 of the common stock of through purchase on the open market and (iii) 1,000 shares of vested but unexercised stock options.
10.Jeff Carl beneficially owns directly 26,438 shares of common stock of the Company (i) 25,438 shares of common stock of the Company for services rendered as a board of director member and (ii) 1,000 shares of vested but unexercised stock options.
11.Ray Shankar beneficially owns directly 11,616 shares of common stock of the Company (i) 11,616 shares of common stock of the Company for services rendered as a board of director member.
12.Hannah Oh beneficially owns directly 11,016 shares of common stock of the Company (i) 11,016 shares of common stock of the Company for services rendered as a board of director member.
13.Benjamin Petel beneficially owns directly 31,540 shares of common stock of the Company (i) 31,540 shares of common stock of the Company for services rendered as a board of director member and consulting services.
14.Marvin Yeo beneficially owns directly 10,937 shares of common stock of the Company (i) 10,937 shares of common stock of the Company for services rendered as a board of director member.
15.Paul Sansom beneficially owns directly 10,937 shares of common stock of the Company (i) 10,937 shares of common stock of the Company for services rendered as a board of director member.
16.Mark McKinney beneficially owns directly 10,815 shares of common stock of the Company (i) 10,815 shares of common stock of the Company for services rendered as a board of director member.
17.David Errington beneficially owns directly 13,915 shares of common stock of the Company (i) 11,215 shares of common stock of the Company for services rendered as a board of director member and (ii) 2,700 shares of common stock of the Company purchased on the open market.
18.Dr. Ahmed Khan beneficially owns directly 11,089 shares of common stock of the Company (i) 10,815 shares of common stock of the Company for services rendered as a board of director member and (ii) 274 shares of common stock of the Company purchased on the open market.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Party Transactions

Policies and Procedures for Related Party Transactions

Following this offering, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

•any of our directors, director nominees or executive officers;
•any beneficial owner of more than 5% of our outstanding stock; and
•any immediate family member of any of the foregoing.

Our Audit or Compensation Committee will review any financial transaction, arrangement or relationship that:

•involves or will involve, directly or indirectly, any related party identified above;
•would cast doubt on the independence of a director;
•would present the appearance of a conflict of interest between us and the related party; or
•is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Transactions with Officers, Directors and Executives of Sadot Group

On January 6, 2022, we issued an aggregate of 3,957 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2021.
On March 31, 2022, we issued an aggregate of 5,396 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2022.
On April 4, 2022, we issued 2,000 shares of common stock to a member of the executive team per the employment agreement.
On May 2, 2022, we issued options to purchase an aggregate of 31,250 shares of common stock. The options had an exercise price of $4.10 per share and vest ratably over 20 quarters with the first vesting occurring on June 30, 2022.
On July 14, 2022, we issued an aggregate of 7,402 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2022.
On October 10, 2022, we issued options to purchase 2,500 shares of common stock. The options had an exercise price of $4.10 per share and vest ratably over 20 quarters with the first vesting occurring on December 31, 2022.
On October 12, 2022, we issued an aggregate of 7,579 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2022.
On November 16, 2022, the Company entered into an Executive Employment Agreement with Michael Roper (the “Roper Agreement”), which replaced his prior employment agreement. Pursuant to the Roper Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Roper Agreement, Mr. Roper is entitled to a base salary at the annualized rate of $0.4 million. Mr. Roper will be eligible for a discretionary performance bonus to be determined by the Board annually. Mr. Roper received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Roper is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Roper is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Roper will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 18 months following the second anniversary of the Roper Agreement, and all equity compensation shall be fully accelerated.
On November 16, 2022, the Company entered into an Executive Employment Agreement with Kenn Miller (the “Miller Agreement”), which replaced his prior employment agreement. Pursuant to the Miller Agreement, Mr. Miller will continue to be employed as Chief Operating Officer of the Company on an at will basis. During the term of the Miller Agreement, Mr. Miller is entitled to a base salary at the annualized rate of $0.3 million. Mr. Miller will be eligible for a discretionary performance bonus up to 75% of his annual salary. Further, Mr. Miller will be entitled to an additional bonus of $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Miller is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Miller is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Miller will be entitled to a severance payment equal to 36 months of salary, which will be reduced to 12 months following the second anniversary of the Miller Agreement, and all equity compensation shall be fully accelerated.
On November 16, 2022, the Company entered into an Executive Employment Agreement with Kevin Mohan (the “Mohan Agreement”), which replaced his prior employment agreement. Pursuant to the Mohan Agreement, Mr. Mohan will continue to be employed as Chief Investment Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Mohan is entitled to a base salary at the annualized rate of $0.2 million. Mr. Mohan will be eligible for a discretionary performance bonus up to 75% of his annual salary. Mr. Mohan received an additional bonus of $0.1 million on March 2, 2023 and an additional $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Mr. Mohan is terminated for any reason, he will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Mr. Mohan is terminated by the Company for any reason other than cause or resigns for a good reason, Mr. Mohan will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Mohan Agreement, and all equity compensation shall be fully accelerated.
On November 16, 2022, the Company entered into an Executive Employment Agreement with Aimee Infante (the “Infante Agreement”), which replaced her prior employment agreement. Pursuant to the Infante Agreement, Ms. Infante will continue to be employed as Chief Marketing Officer of the Company on an at will basis. During the term of the Infante Agreement, Ms. Infante is entitled to a base salary at the annualized rate of $0.2 million. Ms. Infante will be eligible for a discretionary performance bonus up to 25% of her annual salary. Further, Ms. Infante will be entitled to an additional bonus of $25.0 thousand, relating to the appointment of certain directors pursuant to the agreement with Aggia. If Ms. Infante is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option. If Ms. Infante is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Infante will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months following the second anniversary of the Infante Agreement, and all equity compensation shall be fully accelerated.
On January 5, 2023, we issued an aggregate of 3,131 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2022.
On February 27, 2023, we issued options to purchase an aggregate of 53,108 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.
On March 15, 2023, we issued options to purchase 6,893 shares of our common stock. The options had an exercise price of $15.05 per share and vest ratably over 20 quarters with the first vesting occurring on March 31, 2023.
On March 21, 2023, the Company entered into an Executive Employment Agreement with Jennifer Black (the “Black Agreement”), which replaced her prior employment agreement dated November 16, 2022. Pursuant to the Black Agreement, Ms. Black will continue to be employed as Chief Financial Officer of the Company on an at will basis. During the term of the Black Agreement, Ms. Black is entitled to a base salary at the annualized rate of $0.3 million. Ms. Black will be eligible for a discretionary performance bonus up to 50% of her annual salary. Further, Ms. Black received an additional bonus of $0.1 million upon the Company obtaining approval of the Shareholder Matters and $25.0 thousand upon the Designated Directors representing a majority of the Board of Directors. If Ms. Black is terminated for any reason, she will be entitled to receive accrued salary and vacation pay, accrued bonus payments, all expense reimbursements and shall be entitled to exercise any equity compensation rights through the last day of the term applicable to such stock option.

If Ms. Black is terminated by the Company for any reason other than cause or resigns for a good reason, Ms. Black will be entitled to a severance payment equal to 36 months of salary, which will be reduced to six months on November 16, 2024, and all equity compensation shall be fully accelerated.
On March 27, 2023, the Company authorized the issuance of 284,881 shares of common stock to a consultant for services rendered.
On April 5, 2023 the Company authorized the issuance of 2,974 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2023.
On May 10, 2023 the Company authorized the issuance of 13,965 shares of common stock to a consultant for services rendered.
On May 25, 2023, the Company authorized the issuance of 272,002 shares of common stock to a consultant for services rendered.
On June 30, 2023, the Company vested 85,472 shares of common stock to a consultant for services rendered.
On July 11, 2023, the Company authorized the issuance of an aggregate of 3,289 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2023.
On July 14, 2023, the Company issued 885,545 Restricted Share Awards, with an effective issuance date of April 1, 2023.
On July 27, 2023, the Company authorized the issuance of 215,331 shares of common stock to Altium in exchange for the exercise of warrants.
On August 15, 2023, the Company authorized the issuance of 5,000 shares of common stock to a consultant for services rendered.
On September 25, 2023, the Company authorized the issuance of 22,727 shares of common stock in fees to a consultant for services rendered related to the SEPA.
On September 30, 2023, the Company vested 53,831 shares of common stock to to a consultant for services rendered.
On October 2, 2023, the Company authorized the issuance of an aggregate of 6,365 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2023.
On October 20, 2023, the Company authorized the issuance of 8,550 shares of common stock to consultants for services rendered.
On November 6, 2023, the Company authorized the issuance of 8,043 shares of common stock in connection with the conversion of note payables.
On November 14, 2023, the Company authorized the issuance of 15,911 shares of common stock in connection with the conversion of note payables.
On November 29, 2023, the Company authorized the issuance of 23,732 shares of common stock in connection with the conversion of note payables.
On December 13, 2023, the Company authorized the issuance of 27,132 shares of common stock in connection with the conversion of note payables.
On December 19, 2023, the Company authorized the issuance of 26,791 shares of common stock in connection with the conversion of note payables.
On December 19, 2023, the Company issued 202,260 RSA's to certain members of the board of directors, consultants and employees. Total RSA vested as a result of the departure of certain members of the board of directors were 17,640 shares for 2023. The remaining RSA vest ratably over 12 quarters with the first vesting starting on March 31, 2024.
On December 31, 2023, the Company vested 20,986 shares of common stock to Aggia as consulting fees earned during the fourth quarter of 2023.

On January 4, 2024, the Company authorized the issuance of an aggregate of 10,559 shares of common stock to the members of the board of directors as compensation earned during the fourth quarter of 2023. The Company accrued for the liability as of December 31, 2023.
We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Nevada law.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 295 E. Renfro Street, Suite 209, Burleson, Texas 76028 in writing not later than July 11, 2025 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date). We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2025 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before September 24, 2025 (pursuant to Rule 14a-4 of the Exchange Act, 45 days before the anniversary of the prior year’s mailing date) and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).

If the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders’ proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. If we first receive notice of the matter after September 24, 2025, and the matter nonetheless is permitted to be presented at the 2025 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Sadot Group Inc., at 832-604-9568 or by email at IR@Sadotco.com

2023 ANNUAL REPORT

Our 2023 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Proxy Statement can access our 2023 Annual Report, including our Annual Report on Form 10-K for 2023, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Sadot Group Inc., 295 E. Renfro Street, Suite 209, Burleson, Texas 76028.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Burleson, Texas	Michael J. Roper
November 8. 2024	Chief Executive Officer